Exhibit 5.1

August 12, 2024

MediaCo Holding Inc.
48 West 25th Street, Third Floor
New York, New York 10010

Ladies and Gentlemen:

We are acting as special counsel to MediaCo Holding Inc., an Indiana corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by a Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) of an indeterminate amount of the Company’s securities having an aggregate public offering price not to exceed $24,657,596 to be offered from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  Such securities may include (i) shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) warrants representing the right to purchase shares of Common Stock or Preferred Stock (“Warrants”), (iv) rights (“Rights”) to purchase Common Stock, Preferred Stock or Units (as defined below) (v) units representing an interest in a combination of one or more of the securities registered under the Registration Statement (“Units” and, together with the Common Stock, Preferred Stock, Warrants and Rights, the “Securities”) and (vi) any combination of two or more of the above Securities.

The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement, rights agreement or other contract (each, an “Issuance Agreement”), which will be in substantially the form to be filed as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Securities are to be issued in forms to be filed as exhibits to a report filed pursuant to the Exchange Act or an amendment to the Registration Statement.

We have examined copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as amended to date, and such other documents and instruments as we have deemed necessary to enable us to render the opinions set forth below.  We have assumed the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.  As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions and minutes of the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates, written actions and minutes of the board of directors of the Company (the “Board”).

111 Monument Circle, Suite 2700  |  Indianapolis, Indiana 46204  |  (317) 684-5000  |  (317) 684-5173 (fax)  |  www.boselaw.com

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MediaCo Holding Inc.
August 12, 2024
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We have also assumed:

(a)
that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(b)
that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time and that the Board will have adopted and the Company will have duly filed with the Indiana Secretary of State an amendment to its Amended and Restated Articles of Incorporation, as amended, establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof as required by the Indiana Business Corporation Law (the “IBCL”), the Company’s Amended and Restated Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, as amended, and applicable Indiana law;

(c)
that shares of Common Stock or Preferred Stock will not be issued (and the Company will not commit to issue shares of Common Stock or Preferred Stock) in such quantities to “aliens” (as defined in Article XI of the Company’s Amended and Restated Articles of Incorporation, as amended) as would cause the Company to violate Article XI of the Company’s Amended and Restated Articles of Incorporation, as amended, or that an appropriate ruling has been first received by the Company from the Federal Communications Commission or any successor governmental agency (the “FCC”) to the effect that such issuance would be authorized under the Communications Act of 1934, as amended, and the rules, regulations, orders and policies of the FCC;

(d)
that the execution, delivery and performance by the Company of any warrant agreement or other similar agreement entered into in connection with the issuance of any Securities will not, constitute a breach or violation of any agreement or instrument that is binding upon the Company;

MediaCo Holding Inc.
August 12, 2024
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(e)
that the execution, delivery and performance by the Company of any warrant agreement or other similar agreement entered into in connection with the issuance of any Securities will not violate the laws of the jurisdiction of incorporation of the Company or any other applicable laws (excepting the internal, substantive laws of the State of Indiana, including the IBCL) or constitute a breach or violation of any agreement or instrument that is binding upon the Company;

(f)
that when the applicable Issuance Agreement providing for the specific terms of a particular issuance of Warrants, Rights or Units, as the case may be, has been duly authorized by the Company and has been duly executed and delivered by the Company and the warrant agent, rights agent or units agent, if any, named in such Issuance Agreement, and Warrants, Rights or Units conforming to the requirements of the related Issuance Agreement have been duly countersigned or authenticated, as required, by the warrant agent, rights agent or units agent, as the case may be, and duly executed and delivered by the Company against payment for such Warrants, Rights or Units in accordance with the terms of such Issuance Agreement, such Warrants, Rights or Units will constitute valid and binding obligations of the Company; and

(g)
that, at the time of each issuance and sale of the Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities.

This opinion is limited solely to the internal, substantive laws of the State of Indiana (including without limitation the IBCL) as applied by courts located in Indiana without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement, and we express no opinion with respect to the laws of any other state or jurisdiction. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

(i)
enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;

MediaCo Holding Inc.
August 12, 2024
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(ii)
rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

(iii)
enforceability may be limited by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(iv)	we express no opinion with respect to the enforceability of:

(A)
consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by Indiana law (as applied by an Indiana state court), jurisdiction or venue;

(B)	advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements , statutes of limitation, trial by jury or at law, or other procedural rights;

(C)	waivers of broadly or vaguely stated rights; and

(D)
provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

Based upon and subject to the foregoing, it is our opinion that:

(1)
With respect to shares of Common Stock, when the shares of Common Stock have been duly registered and delivered, either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock), (ii) upon the exercise of Warrants to purchase Common Stock and payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the stated consideration (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

MediaCo Holding Inc.
August 12, 2024
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(2)
With respect to any particular series of shares of Preferred Stock, when both (a) the Board has adopted and the Company has duly filed with the Indiana Secretary of State an amendment to its Amended and Restated Articles of Incorporation, as amended, complying with the IBCL and establishing the preferences, limitations and relative voting and other rights of the applicable series of Preferred Stock, and (b) the shares of Preferred Stock have been duly registered and delivered, either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock), (ii) upon the exercise of Warrants to purchase Preferred Stock and payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the stated consideration (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)
With respect to the Warrants, when the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agreement and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)
With respect to the Rights, when the Rights have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, rights or similar agreement duly authorized, executed and delivered by the Company and any applicable rights agent and the certificates for the Rights have been duly executed and delivered by the Company and any applicable rights agent, then the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

MediaCo Holding Inc.
August 12, 2024
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(5)
With respect to the Units, when the Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, unit or similar agreement duly authorized, executed and delivered by the Company and any applicable unit agent and the certificates for the Units have been duly executed and delivered by the Company and any applicable unit agent, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

BOSE McKINNEY & EVANS LLP

/s/ Bose McKinney & Evans LLP